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                                 EXHIBIT (n)(2)

                 PNC Bank (BlackRock Financial Management, Inc.
                and BlackRock International Ltd.) Code of Ethics


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Table of Contents

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CODE OF ETHICS

        Chairman's Message
        Introduction

TABLE OF CONTENTS                                                         Number

RESPONSIBILITIES ................................................           1.00
         Administration .........................................           1.01
         Notifications/Approvals ................................           1.02
         Reporting Procedures ...................................           1.03
         Key Contacts ...........................................           1.04
         Exceptions/Questions ...................................           1.05
         Enforcement ............................................           1.06
         Written Acknowledgement ................................           1.07

STANDARDS OF CONDUCT ............................................           2.00
         Confidentiality ........................................           2.01
         Insider Trading ........................................           2.02
         Clients' Property ......................................           2.03
         Corporate Property .....................................           2.04
          Inventions ............................................           2.04
         Conflicts of Interest ..................................           2.05
          Gifts and Entertainment ...............................         2.05.1
          Gifts to Public Officials .............................         2.05.2
          Borrowing from Clients or Suppliers/Lending ...........         2.05.3
          Self-Dealing ..........................................         2.05.4
          Sales/Purchases of Property and
          Services to/from Employees ............................         2.05.5
          Dealing with Suppliers ................................         2.05.6
          Inheritances; Fiduciary Compensation
          and Fees for Personal Services ........................         2.05.7
         Use of Position or Authority ...........................         2.05.8
         Outside Activities .....................................         2.05.9
          - Other Employment ....................................        2.05.9A
          - Officer or Directorships ............................        2.05.9B
         Public Office ..........................................        2.05.10


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         Expert Witnesses .......................................        2.05.11
         Insider Lending ........................................        2.05.12
         Interest on Deposits of Directors,
         Officers, Attorneys, and Employees .....................        2.05.13
         Sales/Purchases of Property and Services
         to/from Non-Officer Directors ..........................        2.05.14
Discrimination, Bias and Harassment .............................           2.06
         Equal Employment Opportunity Policy ....................         2.06.1
         Bias and Harassment ....................................         2.06.2
         Sexual Harassment ......................................         2.06.3
Antitrust .......................................................           2.07
Fair Competition ................................................           2.08
Personal Responsibilities of Employees ..........................           2.09
         Drug Abuse .............................................         2.09.1
         Alcohol Abuse ..........................................         2.09.2
         Personal Finances ......................................         2.09.3
         Solicitation ...........................................         2.09.4
Political Contributions .........................................           2.10
Lobbying ........................................................           2.11
Other Matters ...................................................           2.12
Media Inquiries .................................................           2.13
Recordkeeping ...................................................           2.14
Accounting Practices/Foreign Corrupt Practices Act ..............           2.15
Bank Secrecy/Money Laundering Control Act .......................           2.16
Community Reinvestment Act/Fair Lending .........................           2.17
Safety, Health and Environment ..................................           2.18

EXHIBITS:

         Forms...................................................      Exhibit 1
                Notification/Approval Form..................Exhibit 1A
                Securities Transaction Report Form..........Exhibit 1B
                Securities Transaction Approval Form........Exhibit 1C

         Insider Trading Policy..................................      Exhibit 2
         Drug Abuse Policy Summary...............................      Exhibit 3
         Key Contacts and Reference Guide........................       Addendum

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PNC Bank Code Of Ethics

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Honesty, integrity and fairness are some of the qualities that have marked the organizations and employees that have joined together to become PNC Bank. Certainly, that we operate in this manner is not by chance - our clients demand it of us, for our shareholders it is an imperative, and the law requires it of us. While these are all compelling reasons, I believe we conduct ourselves in an ethical manner, first and foremost, because we know it is simply the right thing to do.

This PNC Bank Code of Ethics, a revision of an earlier version, reflects the values of PNC Bank and stands as a statement and reminder for all of us as to what we believe in at PNC Bank.

In the rapidly changing, highly competitive business world, there are times when the appropriate course of action may not be clear. There can be many options and alternative methods for conducting business. While our common sense and good judgment can generally provide the guidance we require to enable us to do the right thing, the standards included in the Code have been designed to help you deal with situations you may encounter.

Please review the PNC Bank Code of Ethics. You can discuss areas of concern with your supervisor or contact any of the individuals noted in the Code whose responsibility it is to help you through these matters.

All of us need to adhere to the Code's principles. Through proper business behavior, PNC Bank will maintain the high level of trust we enjoy with our clients and communities and continue to be successful. We must always strive to do the right thing, for there is no compromise.


/s/ Thomas H. O'Brien

Thomas H. O'Brien
Chairman & Chief Executive Officer
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Introduction

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The PNC Bank Code of Ethics ("Code") conveys key information to assist you in discharging your responsibilities on behalf of PNC Bank Corp. and its subsidiaries ("PNC Bank" or "PNC") in an ethical and legally proper manner.

The PNC Code of Ethics (formerly known as the Guidelines for Corporate Conduct at PNC Bank) is based on the principles that PNC Bank believes in:

- We conduct business with the highest ethical standards;
- We obey the law;
- We follow the policies and procedures of PNC Bank;
- We maintain confidentiality;
- We have a work environment that is fair and bias-free; and
- We are honest and trustworthy.

The Code applies to all employees and directors as well as to agents when acting on behalf of PNC. Certain provisions of the Code also apply to others (such as family members).

Supervisors and managers should help their staff understand and apply the above principles and comply with the standards in the Code.

The conduct of each of us reflects on our organization and affects how we are perceived. Whether inside or outside of work, your personal conduct should be an asset to PNC Bank.

Use your good judgment, follow the standards set forth in the Code, and report your concerns as provided in the Code. By doing so, we can ensure that PNC Bank continues to stand for honesty, integrity and fairness.


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1.00     Responsibilities

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                        As part of your responsibilities, you must:

                        - Understand and comply with the Code, other PNC Bank policies and procedures, and applicable laws and regulations;

                        - Provide the required notifications and obtain the necessary approvals in accordance with the Code; and

                        - Report any possible violations of the Code of which you are aware.

                        You are not permitted to act in a way that violates the Code. Lines of business or departments may have supplemental policies or procedures with which employees also must comply.


1.01     Administration The PNC Code of Ethics is administered by PNC's Director of Compliance or a designee (referred to in the Code as "Director of Compliance"). A PNC Code of Ethics Policy Committee ("Ethics Policy Committee") has been established to determine policy issues relating to the Code, oversee resolution of major ethical issues, and receive and review reports relating to the Code's administration.

1.02     Notifications/ You should become familiar with the following situations
         Approvals      in the Code that require you to provide notification or
                        obtain prior approval:

                        -      Insider Trading..........................   2.02

                        -      Corporate Property.......................   2.04

                               - Inventions.............................   2.04

                        -      Conflicts of Interest....................   2.05

                        -      Gifts and Entertainment.................. 2.05.1

                        -      Gifts to Public Officials................ 2.05.2

                        -      Inheritances; Fiduciary Compensation and
                               Fees for Personal Services............... 2.05.7

                        -      Outside Activities....................... 2.05.9

                               - Other Employment....................... 2.05.9A

                               - Officer or Directorships............... 2.05.9B

                        -      Public Office........................... 2.05.10

                        -      Expert Witnesses ....................... 2.05.11

                        -      Antitrust...............................    2.07

                        -      Fair Competition........................    2.08

                        -      Political Contributions.................    2.10

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                        You can provide notification or obtain approval either
                        (i) by contacting the Director of Compliance or (ii) through submission of the Code of Ethics Notification/Approval Form ("Notification/Approval
                        Form") to your supervisor and market Human Resources ("HR") representative, as designated in the Code. A sample of the Notification/Approval Form is attached as
                        Exhibit 1; the form is available from your Human Resources Department. If employees have any questions regarding how to provide notification or obtain approval, they should contact their market HR representative. Directors and agents should contact the Director of Compliance regarding notifications or approvals, questions or any other matters under the Code.

1.03     Reporting      Reports of any possible violations of the Code,
         Procedures     including dishonest or fraudulent acts, or questions or
                        concerns regarding matters covered by the Code, should be made immediately to any of the following people:

                        -       Your supervisor;

                        -       Your market HR representative;

                        -       The Security Services representative;

                        -       The Director of Compliance; or

                        -       The General Counsel.

                        You have been provided with several alternative people to whom you can report a possible violation so that you can choose a person with whom you feel comfortable. You may make an anonymous report if you wish.

                        Note: Any supervisor who receives a report of a possible violation should refer it immediately to the market HR representative, the Security Services representative, the Director of Compliance, or the General Counsel.

                        When you report a possible violation, you will be protected from any employment discrimination, retaliation, or retribution for good faith reporting.

1.04     Key Contacts   Market HR representatives, the Security Services
                        representative, the Director of Compliance, the General
                        Counsel and others referenced in the Code are Key
                        Contacts to assist you on Code matters for PNC Bank.
                        Their telephone numbers can be found in the Key Contacts and Reference Guide attached as an Addendum to the Code or through Office Vision at BB CRPNEWS.

1.05     Exceptions/    Exceptions to the Code and certain approvals will need
         Questions      to be made by the Ethics Policy Committee. If you would
                        like to ask for an exception or have a question about any part of the Code, you should first discuss it with your supervisor and your market HR representative who will process your request, or you may contact the Director of Compliance. The Director of Compliance, as appropriate, will present requests for exceptions or approvals to the Ethics Policy Committee.

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1.06     Enforcement     If an employee violates the Code, PNC policies and
                         procedures or any applicable laws or regulations, the employee may be subject to disciplinary action, which may include termination of employment. Violation of laws could also result in legal proceedings and penalties, including, in some circumstances, criminal penalties.

                         You are required to cooperate fully with investigations, audits, monitoring procedures, and other inquiries regarding Code matters, including requests to provide documentation. Refusal to comply may result in disciplinary action, which may include termination of employment.

1.07     Written         When you are hired, and at certain times during your
         Acknowledgement employment, you will be required to sign a written acknowledgment certifying that you have received, have read, understand, and will comply with the Code.
                         Refusal to complete the acknowledgment may result in disciplinary action, which may include termination of employment.

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2.00                    Standards of Conduct

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                        The following are standards of conduct for some specific
                        issues that may arise in our business. We may amend or change these standards from time to time.

2.01    CONFIDENTIALITY FUNDAMENTAL PRINCIPLE

                        Confidentiality is a fundamental principle in PNC Bank's business. You may deal with confidential, non-public information concerning PNC Bank, its clients, shareholders, employees and suppliers. You must protect all confidential information from unauthorized disclosure.

                        DEFINITIONS

                        The term "confidential information" includes, but is not limited to:

                        - PNC's business information, records, activities and plans;

                        - The identity, business information, records, activities and plans of clients and prospective clients;

                        - The identity of, or information relating to, merger and acquisition candidates;

                        - PNC's sources of supply, sales methods and sales proposals;

                        - PNC's computer programs, system documentation, special hardware, product hardware, software and technology developments;

                        - Manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, or other confidential or proprietary information belonging to PNC or related to PNC's affairs;

                        - Security information such as passwords, personal identification numbers (PIN's), and electronic keys;

                        -       Reports written to and by regulatory agencies;
                                and

                        - Any additional confidential information described in PNC's Insider Trading Policy (attached as Exhibit 2).

                        YOUR RESPONSIBILITIES

                        Your responsibilities with regard to confidential information are:

                        - You must not disclose confidential information to any person within PNC, unless that person has a need to know such information in connection with his or her employment responsibilities.

                        - You must not disclose confidential information to anyone outside of PNC, unless:

                                - Such person is employed by an outside firm (i.e., a law, accounting or other firm) retained by PNC and that person needs to know the information in connection with the service to be provided by the firm to PNC;

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                                -       Pursuant to proper legal process or
                                        regulation. (PNC's Legal Department has
                                        written guidelines for handling legal
                                        process. If you receive a request for
                                        confidential information, or subpoena or other legal process, you must immediately inform your supervisor who will contact the Legal Department.); or

                                - The individual or organization to which the information relates gives written consent, and release of the information is approved by the Legal Department.

                        - You must never use confidential information for personal financial gain or to compete with PNC.

                        - You must keep in a secure way all files, records, or inquiries regarding clients and employees, and other records that contain confidential information.

                        - You must keep all identification and access codes, security equipment, security programs, and security procedures confidential.

                        - You must avoid discussing confidential information in public places (for example, elevators, restaurants or at social events). You must avoid discussing confidential information on cellular or car phones.

                        - You must be sensitive to whether information is confidential when using E-Mail; Office Vision or facsimile machines.

                        - You must not disclose confidential information, whether it's in written form or in your memory, even after you leave your employment or position with PNC.

                        In addition, you must comply with all other PNC policies and procedures relating to confidentiality, including those that have been adopted for your line of business or department. All employees should also become familiar with and follow the standards relating to confidentiality of information set forth in the Information Security Policy Manual, available through Office Vision at BB PCSECURE and from Information Security.

2.02     INSIDER        PNC has adopted an Insider Trading Policy which is
         TRADING        attached as Exhibit 2 to this Code. You should become
                        familiar with the requirements of the Policy and must comply with its rules and standards including those regarding (i) nondisclosure of confidential client and PNC Bank information; (ii) trading in PNC's securities or those of a company about which you may possess insider information; and (iii) restrictions on the flow of confidential information between certain business units.

                        You should also be aware of when you must report or obtain prior approval for conducting personal securities transactions involving publicly-issued securities under the Insider Trading Policy The Security Transaction Report Form and Security Transaction Approval Form should be used to either report or seek approval for such transactions. A sample of these forms is attached in Exhibit 1.

                        Note: If you are an employee of Asset Management, Brokerage or Personal Trust, you may be subject to additional securities trading restrictions and reporting requirements. You should contact your Compliance Department representative for a copy of the line of business policy.
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2.03     CLIENTS'       FUNDAMENTAL PRINCIPLE
         PROPERTY You must maintain the highest standards of honesty and integrity in handling clients' money and other property. You are not permitted to make unauthorized use of any client's money or property.

2.04     CORPORATE      FUNDAMENTAL PRINCIPLE
         PROPERTY       Corporate property may be used and removed from PNC
                        premises only for business purposes, unless approved by your supervisor, or in accordance with policies adopted by the Board of Directors of PNC or a committee of the Board.

                        Corporate property includes, but is not limited to:


                        -       Information;

                        -       Files;

                        -       Products;

                        -       Office supplies and furnishings;

                        -       Services;

                        -       Automobiles;

                        -       Technologies;

                        -       Concepts;

                        -       Client lists;

                        -       Policies and procedures manuals;

                        - Computer and other equipment, such as facsimile machines;

                        -       Computer data bases, programs and software;

                        -       Data processing systems;

                        -       Voicemail;

                        -       E-Mail; and

                        - Any other electronic messaging systems or information about PNC's business.

                        INSPECTIONS
                        Corporate property and personal possessions that you may bring onto PNC premises are subject to inspection.

                        INVENTIONS
                        If you invent something, make a discovery, improve something or write something during your employment which is related to PNC's business or activities, you are required to:

                        -       Disclose your work to your supervisor;

                        - Assign any rights to the work to PNC, if appropriate; and

                        - Assist PNC, either during or after your employment, in getting the use and benefits of the work, including anything necessary for PNC to get a patent or copyright or obtain other protection for the work.


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2.05     CONFLICTS OF   FUNDAMENTAL PRINCIPLE
         INTEREST You owe PNC Bank and its clients undivided loyalty. You should not have an interest that conflicts with, or may reasonably appear to conflict with PNC Bank or its clients, unless approved as set forth in this Code.

                        DEFINITION
                        A conflict of interest exists when:

                        - You engage in a personal activity or have a personal interest that may influence your decisions when acting for PNC or that may be at odds with PNC's interests; or

                        - You use your position with PNC or use PNC's confidential information to benefit yourself rather than PNC.

                        A conflict of interest may be based on your financial, business, family or other personal relationships with clients, suppliers, competitors or others, or on some other factor.

                        APPEARANCE OF CONFLICT
                        The appearance of a conflict can be as damaging as an actual conflict and can erode trust and confidence in PNC. When faced with a situation involving a potential conflict of interest, you should ask yourself whether public disclosure of the matter would embarrass PNC or lead an outside observer to believe a conflict exists.

                        DISCLOSURE REQUIREMENTS
                        You must disclose in writing to your supervisor and your market HR representative all known or potential conflicts of interest by submitting a Notification/Approval Form. The Director of Compliance should be contacted on how to handle a situation, if necessary.

                        ILLUSTRATIONS
                        Some illustrations of areas where potential conflicts of interests could occur and PNC's policies are:


2.05.1   GIFTS AND      FUNDAMENTAL PRINCIPLE
         ENTERTAINMENT  You may not ask for or accept a gift or anything of value from anyone (before or after a transaction is discussed or concluded or a business decision is made) if you intend to be influenced or rewarded, or you believe the giver intends to exert influence, in connection with any business decision or transaction involving PNC. Where this is not the case, under certain circumstances, you may accept gift or something of value from someone doing or seeking to do business with PNC.
                        Examples of such circumstances are:

                        PERMISSIBLE GIFTS

                        - Accepting a gift that is based on obvious family or personal relationships (such as between you and your parents, children, spouse or dose friend) and it is clear that the gift is being accepted because of the relationship rather than any PNC business;
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                        -       Letting someone else occasionally pay for meals,
                                refreshments, travel arrangements,
                                accommodations, or entertainment to discuss business or foster business relationships if the expense is of reasonable value. In general, such items are of "reasonable value" if they involve a level of expense that customarily would be reimbursed by PNC as a reasonable business expense if not paid for by the other party;

                        - Accepting loans from other banks or financial institutions on normal terms to finance usual activities, such as home mortgage loans, except where prohibited by law;

                        - Occasionally accepting advertising or promotional material having a value not in excess of $100, such as pens, pencils, note pads, key chains, calendars and similar items;

                        - Accepting discounts or rebates on merchandise or services that is not more than those available to other clients;

                        - Accepting gift having a value not in excess of $100 that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday, birthday, or bar or bat mitzvah; and

                        - Accepting civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

                        DISCLOSURE REQUIREMENTS

                        You must make every effort to refuse or return a gift or something of value that goes beyond those permissible circumstances listed above. In the following circumstances, you must promptly notify your supervisor and market HR representative, or the Director of Compliance, to discuss how to handle the situation:

                        - If you are offered a gift or something of value that goes beyond those permissible circumstances above and you cannot refuse or return it; or

                        - You have any doubts about whether it is permissible to accept a gift or something of value.

                        Only the Ethics Policy Committee can give approval to accept a gift or something of value outside of the permissible circumstances listed above.


                        You can provide notification or obtain approval by submitting the Notification/Approval Form to your supervisor and market HR representative, or you may contact the Director of Compliance.

                        GIVING GIFTS
                        The above standards for accepting gifts also apply to giving gifts, except that giving gifts to public officials is addressed separately in the next section.


2.05.02  GIFTS TO       MONETARY GIFTS PROHIBITED
         PUBLIC         You may not give a gift of money to a public official,
         OFFICIALS      except for legitimate personal campaign contributions
                        to candidates for public office. (Certain employees must
                        obtain prior written approval before making political
                        contributions. See Section 2.10)
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                        GIFTS OF VALUE TO INFLUENCE PARTICULAR ACTS PROHIBITED
                        You may not give anything of value (including, for example, gifts, meals, entertainment, flowers, or sporting event tickets, which will be referred to in this section as "gifts") to a public official for the purpose of influencing a particular act by the official or his or her agency.

                        LIMITATIONS ON OTHER TYPES OF GIFTS
                        Limitations on giving items of value are discussed below with respect to different types of public officials with whom PNC employees are likely to have contact. These limitations do not apply to gifts based on obvious family or close personal relationships.

                        LIMITATIONS FOR DIFFERENT TYPES OF PUBLIC OFFICIALS

                        - FEDERAL OFFICIALS - Gifts of over $20 in value may not be offered to officials in the executive branch of the federal government ("executive branch official"). For example, the value of an executive branch official's meal paid for by PNC may not be greater than $20. If all of the gifts to an executive branch official are added together in any calendar year, they may not be greater than $50. Any gift to an executive branch official must receive advance written approval from the Director of Compliance so that the $50 limit can be monitored.

                                Members of Congress and Congressional staff are subject to restrictions on gifts they may accept. Any gift to a member of Congress or to Congressional staff members must receive advance written approval from the Director of Compliance.

                        - PENNSYLVANIA STATE OFFICIALS - Gifts of more than nominal value may not be offered to officials in the executive branch of Pennsylvania government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in
                                Section 2.05.1 above concerning PNC employees' receipt of gifts.

                        - PENNSYLVANIA COUNTY OFFICIALS - In counties in which PNC employees are likely to have significant activity, the rules for Pennsylvania state officials apply, except as follows. In Erie County, all gifts - even of nominal value are prohibited. In Philadelphia County, the aggregate value of gifts may not exceed $100 annually. However, in Philadelphia County, gifts of food and beverage consumed at an event or meeting at which the official is attending are not restricted as to dollar amount and do not count against the aggregate annual limit.

                        - KENTUCKY STATE AND JEFFERSON COUNTY OFFICIALS - Gift, even of nominal value, may not be given to Kentucky state officials. Gifts to Jefferson County officials should be guided by the principles set forth in Section 2.05.1 above concerning PNC employees' receipt of gifts.

                        - OHIO STATE AND COUNTY OFFICIALS - Gifts of more than $20 in value may not be offered to Ohio state or county officials. Gifts of$20 or less in value (for example, business lunches) may not be offered on a regular basis.

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                        -       DELAWARE STATE AND NEW CASTLE COUNTY OFFICIALS -
                                Gifts of more than nominal value may not be offered to officials in the executive branch of Delaware government. Although nominal value does not have a specific dollar limit, you should be guided by the principles set forth in Section
                                2.05.1 above concerning PNC employees' receipt of gifts.

                        - MASSACHUSETTS STATE AND COUNTY OFFICIALS - Gifts of $50 or more may not be offered to Massachusetts state and county officials. Gifts of less than $50 in value (for example, business lunches) may not be offered on a regular basis.

                        - NEW JERSEY STATE OFFICIALS - Gifts, even of nominal value, may not be given to officials in the executive branch of New Jersey government.

                        - INDIANA STATE OFFICIALS - Gifts of more than $25 in value may not be offered to officials in the executive branch of Indiana government.

                        In preparing this section, the laws and regulations of only the states and counties which are referred to above were reviewed. Check with the Director of Compliance before offering gift to other public officials.

                        The restrictions discussed above apply to gift given to public officials directly or indirectly (for example, through another person).

                        QUESTIONS
                        If you have doubts about whether a gift to a public official is allowed under the Code, you should either not give the gift or you should contact the Director of Compliance for an interpretation or to obtain approval from the Ethics Policy Committee.

2.05.3   BORROWING FROM FUNDAMENTAL PRINCIPLE
         CLIENTS OR     Employees cannot accept a loan from clients, suppliers
         SUPPLIERS/     or any other business contact of PNC unless the client,
         LENDING        supplier or business contact is an immediate family
                        member, or:

                        - the loan is given by those who lend money in the usual course of their business; and

                        - then only in accordance with the law and on terms offered to others who have similar credit standing, without special arrangements on interest rates, security, repayment terms and other conditions.

                        ADDITIONAL RESTRICTIONS
                        Employees must not lend personal funds to, or cosign, endorse, or guarantee, or otherwise assume responsibility for the borrowing of any client, supplier or any other business contact of PNC unless the client, supplier or business contact is an immediate family member.

2.05.4   SELF-DEALING   Self-dealing means using your employment or position for
                        personal gain. Whether you are acting individually, through a business, or in a fiduciary capacity (a position of trust for another person), you are prohibited from self-dealing.

                        PROHIBITIONS

                        - You may not accept from someone either doing business or trying to do business with PNC a business opportunity that is not available to other people on similar terms, or that is made available to you because of your position with PNC.

                        - You may not take for yourself a business opportunity that belongs to PNC Bank. An opportunity belongs to PNC when the company has pursued the opportunity, it has been offered to PNC, it is the kind of business PNC competes in, PNC has funded it, or PNC has devoted time, facilities, personnel, or other corporate resources to develop it.

2.05.5 SALES/PURCHASES You may not purchase property or services from PNC other OF PROPERTY AND than products or services offered:
        SERVICES TO/
        FROM EMPLOYEES  -       To the general public; and
                        -       On terms that are available to all employees or
                                similarly situated clients.

                        Further, you may not sell any property or services to PNC.

2.05.6   DEALING WITH   MERIT BASED AWARDS
         SUPPLIERS      Awards of orders, contracts and commitments for goods
                        and services should always be made in the best interests of PNC. In your dealings with suppliers, you may not request or accept any kick-backs or other inducements.

2.05.7   INHERITANCES;  FUNDAMENTAL PRINCIPLE
         FIDUCIARY      Neither you nor any member of your immediate family may
         COMPENSATION   accept any inheritance from any PNC client or the
         AND FEES FOR   immediate family of any PNC client, unless the person
         PERSONAL       giving you the inheritance is your relative or a
         SERVICES       relative of someone in your immediate family (through
                        blood, marriage or adoption).

                        APPLICATION OF RULE
                        This rule applies only if the relationship between the client and you or your immediate family was established through your employment or position with PNC.

                        PROHIBITED APPOINTMENTS
                        Also, neither you nor any member of your immediate family may accept appointment as:

                        -       Executor;

                        -       Administrator;

                        -       Personal representative;

                        -       Attorney-in-fact;

                        -       Guardian;

                        - Custodian under any Uniform Transfer or Gift to Minors Act; or

                        -       Trustee

                        for any PNC client or the immediate family of any PNC client if the relationship between that person and you or your immediate family was established through your employment or position with PNC and you are to be compensated for the appointment through payment of fees or otherwise.

                        If the appointment is to be uncompensated, you must receive prior approval from the Ethics Policy Committee. You should contact the Director of Compliance to obtain approval.

                        CLIENT RELATIONS
                        If you have advance knowledge of any inheritance or appointment that may violate this rule, you must try to discourage the client from making the gift or appointment. You must also notify the Director of Compliance.

2.05.8   USE OF         FUNDAMENTAL PRINCIPLES
         POSITION OR    You may not act on behalf of PNC in any transaction
         AUTHORITY      involving a member of your immediate family or in any
                        situation where you or a member of your immediate family has a personal or financial interest. You also may not act on behalf of PNC in connection with an organization with which you or a member of your immediate family is associated or has a personal or financial interest.

2.05.9   OUTSIDE        LIMITS ON OUTSIDE ACTIVITIES
         ACTIVITIES     PNC encourages employees to participate in charitable or
                        community activities outside of the company. These activities must not interfere with your ability to meet your employment responsibilities nor cause harm to PNC's reputation in the community or business interests.

                        Some typical examples of outside activities are described below:


                        A. OTHER EMPLOYMENT

                        RESTRICTIONS ON OUTSIDE EMPLOYMENT/POSITIONS
                        You may not have any outside employment with a competitor or hold a position with a competitor while an employee of PNC. Nor may you be self-employed in competition with PNC.

                        In addition, you may not engage in any outside employment (including self-employment) or hold any position which PNC determines may interfere with your PNC employment responsibilities. PNC may also deter-mine that you are legally prohibited from or restricted in such outside employment while an employee of PNC, such as in the securities industry. You should be aware of your department's supplemental policies and procedures in this regard, if any.

                        NOTIFICATION/APPROVAL
                        All outside employment (including self-employment) for PNC employees must be approved in advance and in writing by submitting the Notification/Approval form to your supervisor and you market HR representative.

                        In some instances where approval to engage in outside employment has been given, it may be necessary to revisit the issue. In particular, where PNC determines that the outside activity is interfering with your PNC responsibilities, or where PNC determines that the outside activity or position is in competition with PNC, authorization to continue such outside employment or in such position may be withdrawn.

                        B. OFFICER OR DIRECTORSHIPS

                        IMPORTANCE TO PNC
                        If you hold or are considering taking a position as an officer or director of an outside non-profit or for-profit organization, you should review and comply with PNC's policy on outside officer and director positions. This policy requires approval to hold certain outside officer and director positions, and is available from your market HR representative.

                        It is important for you to consider whether a conflict of interest arises or might arise during the course of your serving in the outside officer or director position. This can occur, for example, if the organization is or becomes a client of PNC, or has some other relationship with PNC.

                        WHAT TO DO
                        If you currently serve or are considering serving an organization where there might be a conflict of interest, you should discuss this with your supervisor and market HR representative and submit a Notification/Approval Form. if there is an actual conflict of interest or one develops, you may be asked not to join or to leave the organization. Please also refer to Section 2.07 for director positions requiring consultation with the General Counsel.

                        SERVING AT PNC REQUEST
                        There may be times when PNC directs or asks you to serve as an officer or director of an organization. In those cases, you should follow PNC's procedures if you wish to be considered for coverage under PNC's director and officer liability insurance. You should submit a Notification/Approval Form and indicate the information asked for relating to the director or officer position. Additional information on coverage is available from your market HR representative.

2.05.10  PUBLIC OFFICE  GUIDELINES
                        Except for lobbyists and other officers authorized to act on behalf of PNC, employees participating in political activities do so as individuals and not as representatives of PNC.

                        - If you want to run for an elective political office or accept an appointment to a governmental office, you must get advance written approval from your supervisor and your market HR representative to be sure that the duties of the office will not conflict with your employment responsibilities or PNC's interests. You should submit a Notification/Approval Form to your supervisor and market HR representative to request such approval.

                        - If running for or holding public office may create a conflict of interest, you may have to take a leave of absence or resign from PNC.

                        FUNDAMENTAL PRINCIPLE
                        Because the holder of a public office must represent the interests of his or her constituency, an employee holding a public office must not consider the special interests of PNC in any decision. An employee holding an elective public office:

                        - Cannot be reimbursed by PNC for any expenses incurred in seeking election or holding elective public office; and

                        - Will not be covered under PNC's director and officer liability insurance.

                        If you request permission to run for public office, you must agree in writing that you will not perform any activity relating to your candidacy during working hours or use any PNC resources in connection with your campaign.

                        USE OF PNC NAME
                        It is important the we avoid any appearance of sponsorship or endorsement of a political candidate. PNC's name (including letterhead) may not be used in any printed material or collection of funds on behalf of an employee running for or holding public office. PNC may not be identified in any advertisement or literature on behalf of the employee, except for purely factual statements necessary to describe a candidate's employment history.

2.05.11  EXPERT         HANDLING REQUEST TO SERVE
         WITNESSES      You may be asked to serve as an expert witness or to
                        provide technical assistance in litigation or other proceedings not involving PNC. These activities generally take a lot of time and may be in conflict with PNC's policies and practices or with Positions PNC has taken in other lawsuits. For these reasons, if you are asked to serve as an expert witness or provide technical assistance for a party other than PNC, you must receive advance written approval. You should submit the Notification/Approval Form to your supervisor and market
                        HR representative to request such approval.

2.05.12  INSIDER        REGULATORY REQUIREMENTS
         LENDING        No PNC bank, under the requirements of Regulation O, may
                        extend credit on preferential terms to:

                        -       Any of PNC's directors or executive officers; or

                        -       Any related interest of these individuals.

                        REVIEWING REGULATION O POLICY
                        PNC his adopted a Regulation O Policy to implement the provisions of the regulation in all PNC markets. You should contact your Compliance Department representative to obtain a copy of the policy if applicable to your line of business or department.

2.05.13  INTEREST ON    FUNDAMENTAL PRINCIPLE
         DEPOSITS OF    PNC Banks are not permitted to pay any of their
         DIRECTORS,     directors, officers, attorneys or employees a greater
         OFFICERS,      rate of interest on their deposits than that paid to
         ATTORNEYS AND other depositors on similar deposits with such bank. EMPLOYEES

2.05.14  SALES/         Unless pre-approved by a majority of disinterested
         PURCHASES      members of the Board of Directors of PNC Bank Corp. or
         OF PROPERTY    the appropriate subsidiary PNC Bank, non-officer
         AND SERVICES   directors and their firms may not:
         TO/ FROM NON-
         OFFICER        -       Purchase property or services from PNC unless
         DIRECTORS              such property or services are offered in the
                                regular course of PNC's business, and on terms not more favorable to the director or his or her firm than those offered to other similarly situated clients who are not directors; or

                        - Sell any property or services to PNC other thin property or services that are sold in the regular course of the director's (or firm's) business and are sold upon terms not less favorable to PNC than those offered to similarly situated clients of the director (or firm).

2.06     DISCRIMINATION,
         BIAS AND HARASSMENT

2.06.1   EQUAL          It is the policy of PNC affirmatively, to implement
         EMPLOYMENT     equal opportunity for all qualified applicants and
         OPPORTUNITY    existing employees without regard to race, religion,
         POLICY         color, national origin, sex, age (over 40), disability,
                        status as a Vietnam-era veteran or any other basis which would be in violation of any applicable ordinance or law. All personnel actions, including recruitment, selection, hiring, training, transfer, promotion, termination, compensation and benefits conform to this policy.

                        A copy of the full Equal Employment Opportunity (EEO) policy may be obtained from your market HR representative.

                        WHAT TO DO
                        If you believe you have been denied equal employment opportunity because of discrimination, bias or harassment, you should report it to your supervisor or market HR representative or you may contact the Director of Compliance or the General Counsel. You will be protected from any employment discrimination, retaliation or retribution for good faith reporting.

2.062    BIAS AND       You are entitled to a work environment free of racial,
         HARASSMENT     sexual, ethnic, and religious bias and harassment.
                        Racial, sexual, ethnic or religious jokes or comments are subject to individual interpretation and may be offensive to some employees. Intimidation, coercion and threats, or actions leading to bodily harm are also un-acceptable.

2.06.3   SEXUAL         DEFINITION
         HARASSMENT     Sexual harassment is any unwelcome conduct of a sexual
                        nature that is sufficiently severe or pervasive so as to unreasonably interfere with an individual's work performance or create an intimidating, hostile or offensive working environment.

                        FORMS OF SEXUAL HARASSMENT
                        Sexual harassment can take various forms, including:

                        - Verbal (for example, sexual innuendo, sexual propositions, threats, suggestive or insulting comments or sounds and jokes of a sexual nature);

                        - Non-verbal (sexually suggestive pictures or objects, graphic commentaries and obscene gestures); and

                        -       Physical (unwelcome physical contact).

                        CRITERIA OF SEXUAL HARASSMENT
                        Any one or a combination of three basic criteria determines whether conduct is sexual harassment:

                        - If you are required to submit to the conduct as either an express or implied qualification for a job or a requirement of your employment relationship;

                        - If submission to, or rejection of, the conduct is used as a basis for employment decisions affecting you; or

                        - If the conduct has the purpose or effect of unreasonably interfering with your work performance, or creating an intimidating, hostile or offensive working environment.

                        COMPLIANCE REQUIREMENT
                        Sexual harassment by a manager/supervisor, or other employee, or client, supplier or visitor will not be tolerated within PNC. All employees must comply with this policy and take appropriate measures to ensure that sexual harassment does not occur.

                        WHAT TO DO
                        If you are confronted with actions that may be sexual harassment, you should report it to your supervisor or your market HR representative, or you may contact the Director of Compliance or the General Counsel.

2.07     ANTITRUST      WHAT ARE THE ANTITRUST LAWS?
                        You must obey the antitrust laws. The antitrust laws, which contain criminal and civil penalties, prohibit unfair methods of competition and agreements that restrain the way companies compete. The antitrust laws are most often enforced against agreements between separate businesses (for example, agreements between PNC and other companies) that limit competition. These agreements need not be in writing to raise a concern.

                        As a general matter, all of PNC strategies and other decisions should be made independently, without consultation with PNC's competitors. You may not enter into any of the following three types of arrangements or agreements:

                        TYPES OF ARRANGEMENTS
                        - Price-Fixing Agreements are agreements with competitors about the prices, terms, or conditions to be charged clients. To avoid even an allegation of price fixing, you should not discuss our prices, terms or conditions with a competitor, except as noted below.

                                Note: Where we are openly working jointly with our competitors to provide a loan or other product or service to a client (for example, loan syndications), agreements with such competitors on the price to be charged to the client generally do not constitute price fixing. You should only enter into such agreements if we have legitimate business reasons for working jointly with our competitors rather than providing the product or service on our own (for example, in loan syndications, because of undue credit risk to PNC).

                        - Group Boycott Agreements are agreements among two or more companies to "boycott" or otherwise not do business with another company.

                        - Market, Client, Territory or Location Allocation Agreements Among Competitors are agreements with competitors not to compete in a particular line of business or product, not to "poach" competitors' clients, or not to compete in a particular geographic area.

                        Because the following arrangements may raise antitrust concerns under certain circumstances, you should consult with the General Counsel before entering into any of them:

                        - Tying Arrangements arise when a seller has a product or service buyers need, and requires buyers of that product or service to purchase a second product or service from the seller.

                                - Banking laws also prohibit certain ties. PNC Bank has adopted a Policy Statement on Product Tying Restrictions that you can obtain from your Compliance Department representative.

                                        Note: Most tying arrangements that are
                                        long established in banking (such as
                                        compensating balances) that facilitate
                                        reasonable arrangements to assure the
                                        soundness of credit do not pose a
                                        problem under either the banking or
                                        antitrust laws.

                        - Predatory Pricing is at an unfairly low price for the purpose of driving all competitors out of the marketplace to reap the benefits of - higher prices after the competitors are gone.

                   Exhibit 1: Forms

--------------------------------------------------------------------------------

        EXHIBIT 1A      NOTIFICATION/APPROVAL FORM


        EXHIBIT 1B      SECURITY TRANSACTION REPORT FORM


        EXHIBIT 1C      SECURITY TRANSACTION APPROVAL FORM

CODE OF ETHICS                                                           PNCBANK
NOTIFICATION/APPROVAL     [SAMPLE]
---------------------------------------------------------------------------------------------------------------

After you complete Section I, submit form to your supervisor to complete Section II, then submit to your market Human Resources representative to complete Section III.

Please Print Clearly in Ink or Type.

----------------------------------------------------------------------------------------------------------------
                               I. TO BE COMPLETEED BY ORIGINATING EMPLOYEE
----------------------------------------------------------------------------------------------------------------
Submitted By                                                                    Phone Number

----------------------------------------------------------------------------------------------------------------
Market Location and Mail Stop                                    Department

----------------------------------------------------------------------------------------------------------------
I am providing notification to or requesting approval from my Supervisor, ______________________________________
and market HR representative, regarding the following: Check as applicable) (Section refers to Code)

[ ]  Conflict of Interest (Section 2.05)                  [ ]  Public Office (Section 2.05.10)
[ ]  Gifts (Section 2.05.1)                               [ ]  Obligation interfering with performing
[ ]  Other Employment (Section 2.05.9A)                        PNC job duties (Section 2.08)
[ ]  Outside Director/Officer (Section 2.05.9B)           [ ]  Other (e.g., Expert Witness)
----------------------------------------------------------------------------------------------------------------
Please Describe Completely. (Attach additional sheets if necessary)

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Employee Signature                              Date
---------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
           II. TO BE COMPLETED BY EMPLOYEE'S SUPERVISOR, THEN RETURNED TO ORIGINATING EMPLOYEE
----------------------------------------------------------------------------------------------------------------
Supervisor's Comments

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

[ ] Approved      [ ] Disapproved      [ ] Notification Acknowledged, No Action Required

----------------------------------------------------------------------------------------------------------------
Supervisor Signature                                      Phone Number                     Date

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                       III. TO BE COMPLETED BY MARKET HR REPRESENTATIVE
----------------------------------------------------------------------------------------------------------------
Market HR Comments:

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

[ ] Approved   [ ] Disapproved    [ ] Notification Acknowledged, No Action Required

----------------------------------------------------------------------------------------------------------------

Notification/Approval Forms can be obtained from your market Human Resources Department.

FORM 106283  White & Canary - Market HR Representative   Pink - Director of Compliance   Goldenrod - Supervisor

INSTRUCTIONS FOR COMPLETING
CODE OF ETHICS NOTIFICATION/APPROVAL

--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS
This Form must be printed in ink or typed. Please make sure that you press down firmly enough so that the information can be read on all copies of the Form.

This Form should be used only when requesting approval or providing notification to your supervisor and market HR representative as specified in the PNC Bank Code of Ethics ("Code"). Any questions about this Form or any other aspect of the Code requirements should be directed to your supervisor, market Human Resources representative or the Director of Compliance. THE KEY CONTACTS AND REFERENCE GUIDE LISTS HOW TO CONTACT YOUR MARKET HR REPRESENTATIVE OR DIRECTOR OF COMPLIANCE. (SEE ADDENDUM TO THE CODE OR OFFICE VISION AT CRPNEWS.)

ORIGINATING EMPLOYEE INSTRUCTIONS FOR COMPLETING PART I

1.      Check the block describing notification or request for approval.

2. On the lines provided, describe reason for providing notification and/or requesting approval. Provide enough information so that an adequate assessment of the situation can be made. Refer to the appropriate Code section as the basis for determining the information needed. You should provide information as indicated for the following requests:

        - OUTSIDE EMPLOYMENT: name of organization; type of business engaged in; and position held.

        - OFFICER OR DIRECTORSHIPS: name of organization and whether non-profit or for-profit; type of business engaged in; if serving at the request of PNC Bank, indicate name of person requesting you to serve.

        - PUBLIC OFFICE: type of office; nature of duties; and when performed.

3. After completing Part I, sign and date Form and submit to your supervisor. Your supervisor is responsible for completing Part II and returning it to you to forward to your market HR representative, for further processing.

SUPERVISOR INSTRUCTIONS FOR COMPLETING PART II

1. Complete the "Supervisor's Comments" section. Summarize the reason(s) for approving or disapproving the employee's request, indicate whether discussions were held with the employee, market HR representative, etc.

2. Check the appropriate action taken - "Approved," "Disapproved," or "Notification Acknowledged, No Action Required." Sign and Date form.

3. DETACH THE GOLDENROD COPY OF THE FORM AND RETAIN FOR YOUR RECORDS, THEN RETURN THE REMAINING COPIES TO THE ORIGINATING EMPLOYEE. The originating employee is responsible for submitting the Form to the market Human Resources representative for further processing.

MARKET HR REPRESENTATIVE INSTRUCTIONS FOR COMPLETING PART III

1. Review the information provided. NOTIFYING THE DIRECTOR OF COMPLIANCE FOR FURTHER REVIEW OR TO OBTAIN APPROVAL MAY BE NECESSARY BECAUSE IT IS REQUIRED UNDER THE CODE, AN INTERPRETATION OF THE CODE IS NEEDED, OR BECAUSE OF THE NATURE OR SENSITIVITY OF THE REQUEST. You should refer to the appropriate section of the Code to determine whether it is necessary and if you are still not sure, contact the Director of Compliance or designate. You should also refer to the additional HR guidelines regarding the processing of notifications and approvals.

2. Complete the "Market HR Comments" section. Summarize the reason(s) for approving or disapproving the employee's request. ADDITIONAL INSTRUCTIONS REGARDING PROCESSING THE NOTIFICATION OR APPROVAL WILL BE PROVIDED BY THE DIRECTOR OF COMPLIANCE, IF NECESSARY.

3. Check the appropriate action taken - "Approved," "Disapproved," or "Notification Acknowledged, No Action Required." Sign and date Form.

4.      DETACH THE CANARY COPY AND RETURNED IT TO THE ORIGINATING EMPLOYEE.

5. DETACH THE PINK COPY AND FORWARD IT TO THE DIRECTOR OF COMPLIANCE, COMPLIANCE DEPARTMENT, MAIL STOP P1-POPP-22-2.

6.      RETAIN THE WHITE COPY AND FILE IT IN THE ORIGINATING EMPLOYEE'S
        PERSONNEL FILE.

CODE OF ETHICS                            [SAMPLE]                                    PNCBANK
SECURITY TRANSACTION REPORT
----------------------------------------------------------------------------------------------------------------
Submit this form to the PNC Bank Corporate Secretary in Pittsburgh, Mail Stop P1-POPP-21-1, by the tenth calendar day of the month following the month the transaction occurs.

You may attach a copy of the transaction confirmation slip in lieu of completing this Form as long as you provide your phone number, location, department and signature. You may use other designated forms in use by certain departments (e.g., Asset Management or Trust) provided that it includes the same information as requested below.

Please Print Clearly in Ink or Type
----------------------------------------------------------------------------------------------------------------
Submitted By                                                                         Phone Number

----------------------------------------------------------------------------------------------------------------
Market Location and Mail Stop                                          Department

----------------------------------------------------------------------------------------------------------------

I am delivering this report to you on  ________________, ________, to disclose reportable securities transactions as required by the PNC Bank Insider Trading Policy for the month of  ____________, ______ as follows:

-------------------------------------------
Person Conducting Transaction

----------------------------------------------------------------------------------------------------------------
Name of Security Issuer                                          Title of Security

----------------------------------------------------------------------------------------------------------------
Number of Shares or Units              Trade Date                Natural of Transaction
                                                                 [ ] Purchase   [ ] Sale  [ ] Gift  [ ] Other
----------------------------------------------------------------------------------------------------------------
If you check "Other", please describe below

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

---------------------------------
Price per Share or Unit
$
---------------------------------

Please Note: If the transaction involves a derivative security such as an option, warrant or right, the market price of the underlying securities on the date of purchase or sale of the derivative security should be reported under "Price per Share or Unit" above.

----------------------------------------------------------------------------------------------------------------
Name of Executing Broker

----------------------------------------------------------------------------------------------------------------

I hereby certify that the securities shown on this report were not purchased or sold on the basis of material inside information relating to these securities.

----------------------------------------------------------------------------------------------------------------
Employee's Signature                                                               Date

----------------------------------------------------------------------------------------------------------------

The requirements describing when this Report Form should be completed are set forth in the PNC Bank Insider
Trading Policy under the Security Transactions section. Refer to Exhibit 2 in the Code of Ethics.

The Security Transaction Report Forms can be obtained from your market Human Resources Department.



FORM 108264                White - PNC Bank Corporate Secretary      Canary - Employee

CODE OF ETHICS                                                                        PNCBANK
SECURITY TRANSACTION APPROVAL     [SAMPLE]
----------------------------------------------------------------------------------------------------------------
Submit this form to the PNC Bank Corporate Secretary in Pittsburgh, Mail Stop P1-POPP-21-1, by the tenth calendar day of the month following the month the transaction occurs.

Please Print Clearly in Ink or Type
----------------------------------------------------------------------------------------------------------------
Submitted By                                                                         Phone Number

----------------------------------------------------------------------------------------------------------------
Market Location and Mail Stop                                          Department

----------------------------------------------------------------------------------------------------------------

I am delivering this report to you on  ________________, ________, to report my prior approval of a security transaction as required by the PNC Bank Insider Trading Policy for the month of  ____________, ______ as follows:

-------------------------------------------
Person Conducting Transaction

----------------------------------------------------------------------------------------------------------------
Name of Security Issuer                                          Title of Security

----------------------------------------------------------------------------------------------------------------
Number of Shares or Units              Trade Date                Natural of Transaction
                                                                 [ ] Purchase   [ ] Sale  [ ] Gift  [ ] Other
----------------------------------------------------------------------------------------------------------------
If you check "Other", please describe below

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

---------------------------------
Price per Share or Unit
$
---------------------------------

Please Note: If the transaction involves a derivative security such as an option, warrant or right, the market price of the underlying securities on the date of purchase or sale of the derivative security should be reported under "Price per Share or Unit" above.

----------------------------------------------------------------------------------------------------------------
Name of Executing Broker

----------------------------------------------------------------------------------------------------------------

After due inquiry and investigation, I determined, to the best of my ability, that the aboved-named person did not execute the security transaction described above while in possession of material inside information regarding the issuer listed above.

----------------------------------------------------------------------------------------------------------------
Supervisor's Signature                                                               Date

----------------------------------------------------------------------------------------------------------------

The requirements describing when preapproval should be obtained and this Approval Form completed are set forth in the PNC Bank Insider Trading Policy under the Security Transactions section. Refer to Exhibit 2 in the Code of Ethics.

The Security Transaction Approval Form can be obtained from your market Human Resources Department.



FORM 106283       White - PNC Bank Corporate Secretary      Canary - Supervisor      Pink - Employee

                    PNC Bank Insider Trading Policy Summary

--------------------------------------------------------------------------------

SUMMARY OF REQUIREMENTS
Set forth below is a summary of certain approval and reporting rules for personal security transactions described in PNC Bank's Insider Trading Policy (the "Policy"). It is intended to be used as a convenient reference to the more detailed information in the Policy, and it is qualified in its entirety by reference to the provisions of the Policy, which is attached. The summary should not be used in place of the Policy because, in addition to containing more detailed information on approval and reporting rules, the Policy contains other rules and standards on topics that are not included in the summary. YOU SHOULD NOTE THAT THE POLICY ALSO APPLIES TO YOUR FAMILY MEMBERS AS WELL AS TO YOU. Family members consist of your spouse, any minor children, older children living at your home, older children primarily reliant on you for financial support, and any other relatives living in your household. YOU ARE ALSO RESPONSIBLE FOR THE COMPLIANCE WITH THE RULES SET FORTH IN THE POLICY BY YOUR FAMILY MEMBERS AND MUST REPORT OR SEEK APPROVAL OF THEIR PERSONAL SECURITIES TRANSACTIONS, AS APPROPRIATE, IF SUCH TRANSACTIONS WERE FOR YOUR OWN ACCOUNT.


SECURITIES TRANSACTION RESTRICTIONS FOR ALL EMPLOYEES, DIRECTORS AND FAMILY
MEMBERS:

- If you are in possession of inside information concerning an issuer or its securities, you are prohibited from buying or selling securities of that issuer.

- You may not buy or sell PNC securities beginning on the first day of a calendar quarter until the third business day after PNC's release of its quarter earnings results.

- You may not buy or sell securities for your own account on the basis of your knowledge of PNC's trading positions or plans.

- You may not buy or sell securities for your own account on the basis of knowledge about our customers' trading positions or plans or our own forthcoming research recommendations.

- Employees may not buy or sell any publicly traded securities of an issuer that PNC Bank has publicly announced its intention to acquire until the completion of the acquisition or the public announcement by PNC Bank that the proposed acquisition agreement has been terminated.

- You are prohibited from conducting the following activities regarding PNC securities:

        -       purchasing options

        -       margin trading (borrowing funds to purchase PNC securities)

        - day trading (buying and selling the same security during one calendar day)

        - short selling (selling the securities at a specified price and on a specified date without owning the securities on the trade date)

REPORTING REQUIREMENTS FOR ALL EMPLOYEES AND FAMILY MEMBERS:

- You must report in writing to the Corporate Secretary of PNC, all purchases and sales of publicly traded securities of anyone issuer that in the aggregate equal or exceed $10,000 per calendar month. THE REPORT SHOULD BE MADE ON THE SECURITY TRANSACTION REPORT FORM (REFER TO EXHIBIT 1B TO THE CODE OF ETHICS) AND MUST BE RECEIVED BY THE SECRETARY NO LATER THAN THE TENTH CALENDAR DAY OF THE MONTH FOLLOWING THE MONTH OF OCCURRENCE.

PRE-CLEARANCE APPROVAL REQUIREMENTS FOR EMPLOYEES OF POTENTIAL INSIDER FUNCTIONS AND FAMILY MEMBERS:

- If you work in CORPORATE OR REAL ESTATE LENDING, CORPORATE FINANCE, CREDIT POLICY, LOAN REVIEW, LOAN WORKOUT, VENTURE CAPITAL OR MERGER AND ACQUISITION ADVISORY SERVICE UNITS, you must obtain written approval from your supervisor before buying or selling securities issued by a customer of the respective unit. APPROVAL MUST BE EVIDENCED BY SUBMISSION OF A COMPLETED SECURITY TRANSACTION APPROVAL FORM (REFER TO
        EXHIBIT 1C TO THE CODE OF ETHICS) TO THE CORPORATE SECRETARY OF PNC NO LATER THAN THE TENTH CALENDAR DAY OF THE MONTH FOLLOWING THE MONTH OF OCCURRENCE.

PRE-CLEARANCE APPROVAL REQUIREMENTS FOR SENIOR OFFICERS AND DIRECTORS AND FAMILY
MEMBERS:

- Members of PNC Bank's senior officer committee (i.e. the PNC Management Committee), the Boards of Directors of PNC Bank Corp. and PNC Bank, National Association, and PNC Bank Corp.'s and PNC Bank, National Association's "Regulation O" executive officers must obtain the approval of the General Counsel or designate prior to buying or selling PNC Bank securities.

                        PNC Bank Insider Trading Policy

--------------------------------------------------------------------------------

INTRODUCTION    The purpose of this Insider Trading Policy ("Policy") is to further the compliance by PNC Bank Corp. ("PNC Bank"), its subsidiaries, employees and directors thereof, with the Insider
                Trading and Securities Fraud Enforcement Act of 1988 ("Act") which was enacted in response to serious episodes of abusive and illegal practices in the securities markets, most prominently on all Street during the 1980s. The Act is designed as a means to strengthen the enforcement framework, to curtail insider trading and other market abuses, and, where that deterrence fails, to supplement the current methods of detection and punishment of this behavior.

                This Policy is designed not only to protect us from civil or criminal liability under the Act, but also to protect our reputation for integrity. Further, compliance with this Policy will result in the protection of our own business secrets and those secrets our customers have entrusted with us.

                In general, the Policy delineates standards and rules with respect to confidential information, insider trading and related matters. It also contains rules and standards regarding transactions in securities and other instruments by you and certain of your family members and accounts over which you or they may have influence. This Policy supplements the PNC Code of Ethics and is not intended to affect other policies applicable to particular departments, divisions, groups, units, or entities, except to the extent that such policies are inconsistent with this Policy. Further, you may be subject to additional requirements, including Office of the Comptroller of the Currency requirements for fiduciary activities, Securities and Exchange Commission requirements applicable to investment advisors as well as reporting requirements regarding personal securities transactions in PNC Bank securities, and reporting and other requirements of various self-regulatory organizations.

                Certain of the following standards and rules are, by necessity, general in nature. In practice, there may be situations that warrant exceptions that must be approved by the General Counsel's office of PNC Bank ("General Counsel"). Further, it is likely that, as we gain additional experience and as the law evolves, the Policy will continue to be revised.

                If you have suggestions for changes to this Policy or if you have questions regarding the application or interpretation of the standards and rules, you should contact the General Counsel. Further, if you suspect a violation of this Policy, you should contact the Director of Compliance, the General Counsel or use any of the reporting procedures set forth in the PNC Bank Code of Ethics.

                You are required to be familiar with and abide by this Policy. You must read it carefully and retain it. After listening to an audio tape summarizing the Act and this Policy, new employees will be required to certify in writing that they understand it and will comply with the rules and standards set forth herein. Further, from time to time employees may be asked to re-certify in writing that they have followed this Policy.

                References to "PNC Bank" apply to PNC Bank Corp. and all organizations directly or indirectly under its control. References to "our," "us," "we" and "you" apply to PNC, its employees and directors. References to "employees" apply to PNC employees only. References to an "affiliate" apply to the organization under the control of PNC Bank with which an employee and director is associated.


SUMMARY OF THE As discussed in the Introduction, enactment of the Act was INSIDER TRADING designed to curb, if not eliminate, abuses associated with
AND SECURITIES  securities trading on, and improper use of, inside information
FRAUD           during the 1980s. It imposes substantial criminal and civil
ENFORCEMENT ACT penalties on individuals, businesses and other entities that
OF 1988         engage in prohibited insider trading transactions or that engage in a prohibited transmission of inside information to others. It also imposes similar liabilities on "controlling persons" who knowingly or recklessly fail to take appropriate measures designed to prevent the occurrence of insider trading violations. This Policy has been adopted to protect us from any liabilities under the Act, especially as a result of a possible broad application of this "controlling person" standard of liability.

                A determination of what constitutes insider trading is complex and far-reaching in application, particularly since "insider trading" is not defined in the Act nor elsewhere in the federal securities laws. Consequently, only a general description of insider trading is provided in this Policy. There are exceptions in the law to this general description, but the exceptions apply only in limited circumstances and should be relied upon only after consulting legal counsel.

WHAT IS         "Insider trading" generally involves the purchase or sale of
"INSIDER        securities while in possession of inside information (i.e.,
TRADING"?       "material" non-public information), communicating such
                "material" non-public information to others who buy or sell securities to which that information relates or recommending the purchase or sale of securities to which that information relates. "Material" information generally means information relating to a company that issues securities (i.e., an "issuer"), such as information about its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a person in determining whether to buy or sell such securities. Information that has not been disclosed to the public is generally non-public. To show that information is public, there must be evidence that it is widely disseminated. Information would generally be deemed widely disseminated if it has been disclosed, for example, in the Dow Jones broad tape; on the Internet; news wire services such as AP or Reuters; radio or television; newspapers or magazines; or widely circulated public disclosure documents filed with the Securities and Exchange Commission, such as prospectuses or proxy statements. On the other hand, information maybe non-public if it is available only to certain employees of an issuer or to a select group of analysts, brokers and institutional investors.

                As referenced above, the Act provides that a person who communicates inside information (i.e., a "tipper") to another person (i.e., a "tippee") may also be liable if that other person purchases or sells a security while in possession of such information. Consequently, in addition to the obligation of confidentiality owed to customers and prospective customers, inside information (or any other confidential information) must not be disclosed to another person unless that person has a need to know such information in connection with his or her employment or supervisory responsibilities within PNC Bank or unless that person is employed by a firm retained by PNC Bank (i.e., a law, accounting or other firm) and such person needs to know the information in connection with the services that his or her firm is providing to PNC Bank.

                Penalties for violations of the Act are substantial. The amount of civil penalties that may be imposed by a court on a person violating the Act, whether as a purchaser, seller or tipper, may be as high as three times the profit gained or loss avoided as a result of an unlawful purchase or sale of a security. The same penalty applies to controlling persons except that the minimum penalty is $1,000,000. In addition, criminal fines of up to $1,000,000 ($2,500,000 in the case of a controlling person) and ten-year jail terms may be imposed.

CONFIDENTIAL    PNC Bank has a long-standing policy requiring the protection of
INFORMATION     confidential information. For obvious reasons, the protection of customers' and potential customers' confidential or non-public information as well as PNC Bank's own confidential information must be a constant concern. This information must be handled with integrity and discretion.

                The Act's liability provisions do not apply unless a person buys or sells a security while in possession of inside information. However, determinations of whether confidential information constitutes inside information is quite often subjective in nature, particularly determinations of "material" (information that would be important to a person in making a decision to buy or sell a security - see the description regarding "material" information above under the caption "Summary of Insider Trading and Securities Fraud Enforcement Act of 1988"). Therefore, unless you are sure that, information is not inside information, you should presume that it is, or consult with the General Counsel.

                It is impossible to provide a complete list of confidential information that may constitute inside information (i.e., "material," non-public information), but some examples are as follows:

                -       Unpublished financial reports or projections;

                - Information about current, proposed or contemplated transactions, business plans, financial restructurings, acquisition targets, customers, suppliers, creditors or investors;

                -       Dividend increases or decreases;

                -       Extraordinary borrowings or liquidity problems;

                - Material defaults under agreements or actions by creditors, customers, or suppliers relating to a company's credit standing;

                - Proposed or contemplated, issuance, redemption or repurchase of securities;

                - Significant expansions or contractions of operations, including acquisitions, divestitures, and joint ventures;

                -       New product development;

                - Increase or decrease in orders or information about major contracts;

                - The institution of, or developments in, litigation or regulatory actions or proceedings; and

                -       Developments regarding a company's senior management.

                You must also be careful not to buy or sell PNC Bank securities when in possession of inside information concerning PNC Bank or to disclose inside information about PNC Bank to any other person (unless, in accordance with this Policy, that a person has a need to know such information). Either action may result in liability under the Act. And, of course, business and other confidential plans must also be kept secret.

                In addition to the above examples of confidential information that may constitute inside information, including financial reports and projections, other examples of such information that you may learn through PNC Bank about PNC Bank (or in more limited instances you may learn about other issuers) are as follows:

                - Examination reports issued by regulatory agencies such as the Office of the Comptroller of the Currency, a Federal Reserve Bank, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission, the National Association of Securities Dealers or similar government or self-regulatory agencies;

                - Proprietary information such as customer lists, methods of doing business, computer software source codes, databases and other valuable business, administrative or operations-related information;

                - Investment or trading plans or positions of PNC Bank or its customers;

                - Written investment recommendations or other similar analyses regarding an issuer of publicly traded securities prior to the release of such recommendations to the public; and

                - Assessment of the creditworthiness of borrowers or clients or any other internal analyses of borrowers or clients of their businesses (whether or not based on confidential information).

RULES REGARDING         In the event that you possess inside information about
INSIDE AND              any company (including PNC Bank), under no circumstances
OTHER                   may you buy or sell a security issued by such company.
CONFIDENTIAL            Also, you may not disclose that inside information to
INFORMATION             any person, including any person within PNC Bank, unless
                        that person is employed by PNC Bank and has a need to know such information in connection with his or her employment or supervisory responsibilities or such person is employed by an outside firm (i.e. a law, accounting, or other firm) retained by PNC Bank and that person needs to know the information in connection with the service to he provided by the firm to PNC Bank (a
                        "Representative").

                        The rules set forth below are designed to further not only our compliance with the Act, but also to protect all confidential information in our possession (such as a customer's deposit account balances or credit history with PNC Bank).

                        Confidential information concerning a transaction may be shared with other participants in the transaction, but only to the extent appropriate under the circumstances and as permitted by any relevant confidentiality agreement.

                        Whenever confidential information must be disclosed to an employee, participant or Representative, the recipient of such information must be apprised of the confidential nature of the information.

                        Confidential information should not be discussed where unauthorized persons may overhear the discussion.

                        Precautions should be taken to ensure that unauthorized persons do not gain access to written materials containing confidential information. When appropriate, such precautions include locking materials in drawers overnight, delivering materials in sealed envelopes, shredding documents and marking confidential documents "confidential."

                        Confidential information stored on personal computers and diskettes must be properly secured to prevent unauthorized persons from accessing such data. At a minimum, employees must keep identification and access codes confidential.

                        Because PNC Bank is a diversified financial institution, one unit may have inside information about an issuer while another unit may wish to buy or sell that issuer's securities or recommend a purchase or sale of such securities. In order to be able to engage in these various activities without violating the law or being subject to breach of fiduciary duty claims, information blocking devices such as "chinese walls" have been established. PNC Bank affiliates that have been (or are likely to be) in these kinds of positions have traditionally relied on "chinese walls." A chinese wall separates units that are likely to receive inside information from units that purchase, sell or recommend the purchase or sale of securities. Therefore, the following rule, generally referred to as a "chinese wall" shall be observed.

                        Inside information regarding customers obtained by personnel working in Corporate or Real Estate Lending, Corporate Finance, Credit Policy, Loan Review, Loan Workout, Venture Capital or Merger and Acquisition Advisory Service Units (hereinafter referred to as "Potential Insider Functions") must not be disclosed to personnel working in securities sales and trading, investment management, trust and advisory services, brokerage services, or investment research units (hereinafter referred to as "Investment Functions"). Personnel in Investment Functions generally do not have a need to know inside information especially if such information is in the possession of personnel in Potential Insider Functions. Therefore, communications by personnel in Potential Insider Functions with personnel in Investment Functions must be limited to such communications that are consistent with valid business, work related and similar needs (such as the development of a new product involving units of each Function or joint marketing calls).

                        Personnel employed in an Investment Function must promptly report to their supervisor the receipt of insider information regarding any issuer of a publicly traded security. Unless the supervisor believes that the information is clearly not inside information, the supervisor shall report the matter promptly to the General Counsel. After reviewing all circumstances, the General Counsel may require the unit and, if appropriate, PNC Bank to (i) suspend trading in or issuing recommendations regarding the securities of the issuer to which the information applies; (ii) request the issuer or other appropriate parties (including the unit) to disseminate the information promptly to the public; or (iii) take such other actions (such as temporarily relieving the person(s) possessing the inside information from performing his or her employment duties) that would allow the unit (and PNC Bank) to continue its activities as if it did not possess the inside information. Notwithstanding the above rule, certain personnel of PNC Bank are by necessity above the chinese wall. These persons include members of PNC Bank's senior officer committee, internal auditors, internal attorneys and, depending on the circumstances, other senior executive officers. These individuals cannot rely on the procedural safeguards of a chinese wall and, therefore, need to be particularly careful to avoid any improper use or dissemination of not only inside information, but all confidential information.
                        As appropriate, certain PNC Bank units may determine to establish their own permanent or temporary procedures to further reduce the possibility of inside or other confidential information being communicated to persons who should not have access to that information. A fairly common example of when a temporary chinese wall needs to be erected involves corporate lending, where employees possessing inside information relating to a proposed loan to one borrower should be insulated from employees working on a proposed loan to another borrower when the two borrowers are competing for the acquisition of the same company.

INSIDER TRADING         The General Counsel shall maintain a "watch list" which
WATCH LIST              contains names of issuers of publicly traded securities
                        about which PNC Bank possesses inside information.
                        Generally, this list is used by personnel responsible for reviewing personal securities transactions by employees and to monitor PNC Bank's investments as well as its investment research and investment advisory activities (i.e., checking that the chinese wall is being maintained).

                        In general, an issuer shall be placed on the watch list when PNC Bank is retained as an advisor to an issuer in a merger, acquisition, financial restructuring, stock offering (including private placement), stock repurchase program or other similar significant transaction, or when PNC Bank, in response to a proposal, begins work to determine whether it will be involved as a lender or Investor in connection with a merger, acquisition, financial restructuring, stock offering (including private placement), stock repurchase program or other similar significant transaction involving an issuer. Each unit supervisor, in consultation with the General Counsel, shall be responsible for determining whether an issuer should be considered for inclusion on the watch list. If the issuer is included on the watch list, the General Counsel shall notify the appropriate supervisor of the inclusion and notify personnel responsible for reviewing employee securities transactions of the addition to the watch list. The supervisor responsible for a customer on the watch list shall notify the General Counsel when the transaction causing inclusion on the watch list has closed, has been disclosed and widely disseminated to the public, or is no longer being pursued. General Counsel shall then issue a new watch list or an amendment to the existing watch list.

SECURITY                Because the Act constructively requires PNC Bank as a
TRANSACTIONS            possible "controlling person" to adopt a policy
                        reasonably designed to prevent the misuse of inside information, such policy must contain more than statements, explanations and rules. It must also require some affirmative action by you as a part of the process necessary to give the policy integrity, as well as the deterrent effect it is intended to have. Consequently, the following sets forth rules regarding your personal securities transactions. For purposes of these rules, your personal securities transactions include the securities transactions of your family members and the securities transactions of accounts over which you or your family members exercise discretion or control. (See
                        Note 1 below.)

                        Note 1: Accounts over which you or a family member
                                exercise investment discretion or control in the normal course of employment responsibilities are not subject to the reporting requirements described below. However, transactions in such accounts may be subject to review by audit or compliance personnel.

                        Family members consist of your spouse, any minor children, older children living at your home, older children primarily reliant on you for financial support, and any other relatives (by marriage or otherwise) living in your household. YOU ARE RESPONSIBLE FOR THE COMPLIANCE WITH THESE RULES BY YOUR FAMILY MEMBERS AND MUST REPORT OR SEEK APPROVAL OF THEIR PERSONAL SECURITIES TRANSACTIONS, AS APPROPRIATE, AS IF SUCH TRANSACTIONS WERE FOR YOUR OWN ACCOUNT. If, however, a family member refuses to be bound by this Policy, you must alert the General Counsel of this circumstance. These rules do not, however, apply to personal securities transactions of family members where the purchase or sale decision is made by a third party not controlled by or related to the employee or his or her family members. The rules referencing "employee" apply to PNC employees only.

                        1. If you are in possession of inside information concerning an issuer or its securities, you are prohibited from buying or selling securities of that issuer. In the event that all of the inside information in your possession is released to the public and you can point to sufficient evidence that it has been widely disseminated (see the description above under the caption "Summary of the Insider Trading and Securities Fraud Enforcement Act of 1988" for a listing of sources evidencing the dissemination of information to the public), then you may buy or sell securities of that issuer. (See Note 2 below.)

                        Note 2: You may not disclose such information (i.e.,
                                act as a "tipper") to any other person (i.e., "tippee") unless that person has a need to know such information in connection with his or her employment or representative duties.

                        2. Each employee must report in writing to the Secretary of PNC Bank ("Secretary") all of his or her purchases and sales of publicly traded securities of any one issuer that in the aggregate equal or exceed $10,000 per month. (In the case of the purchase or sale of a derivative security such as an option, warrant or right, the market price of the underlying securities on the date of the purchase or sale shall be used in determining whether this $10,000 threshold amount is equaled or exceeded.) For example, if an employee (or one of your family members) purchases shares of XYZ Company on January 1 for $7,000 and later in January you (or one of your family members) sell shares of XYZ Company for $3,000, these two transactions must be reported no later than the tenth calendar day of February, since the aggregate amount involved in the purchase and sale of XYZ stock in January is $10,000. This report shall be made on a copy of the Securities Transaction Report Form, a sample of which is attached as Exhibit lB to the PNC Bank Code of Ethics. (Copies of the Securities Transaction Report Form can be obtained from your market Human Resources department.) Employees may submit forms used by various departments or divisions (e.g., Asset Management or Trust) to satisfy other legal or regulatory reporting requirements, provided such forms elicit the same information requested by the Report Form. The Securities Transaction Report Forms must be received by the Secretary no later than the tenth calendar day of the month following the month when the transaction occurs.

                        THIS RULE DOES NOT APPLY TO SECURITIES TRANSACTIONS INVOLVING OPEN-END MUTUAL FUNDS (SUCH AS MONEY MARKET FUNDS), UNIT INVESTMENT TRUSTS AND U.S. GOVERNMENT OR FEDERAL AGENCY OBLIGATIONS. IT ALSO DOES NOT APPLY TO TRANSACTIONS FOR WHICH A SECURITIES TRANSACTION APPROVAL FORM IS FILED IN ACCORDANCE WITH PARAGRAPH 4 BELOW OR PERSONNEL WHO OBTAIN CONSENT FROM THE GENERAL COUNSEL
                        TO EXECUTE A TRANSACTION IN PNC BANK SECURITIES IN ACCORDANCE WITH PARAGRAPH 9 BELOW.

                        3. The reporting requirement for employees described above in item 2 does not apply to the reinvestment of dividends pursuant to an issuer's dividend reinvestment plan (but, of course, would apply to additional voluntary purchases or sales effected through such a plan). Further, with respect to PNC Bank securities, this reporting obligation for employees does not apply to purchases under the Employee Stock Purchase Plan, changes in elections or intra-plan transfers under the PNC Bank Incentive Savings Plan, and the receipt and/or exercise of stock appreciation rights options, warrants, or other derivative securities or interests issued pursuant to a PNC Bank compensation plan.

                        4. An employee assigned to a Potential Insider Function shall not buy or sell securities issued by a customer of such Function (or, if the customer is a principal subsidiary of an issuer of publicly traded securities, the securities of that customer's parent) if the employee has direct "line" responsibility for providing credit services, other financing services or financial advisory services, or if the employee provides support or "staff" services related to this line employee
                        (i.e., credit policy, loan review, secretarial services, etc.), unless the affected employee obtains the prior written approval for the securities transaction from his or her supervisor. The supervisor's approval shall be evidenced by completing and signing a copy of the Securities Transaction Approval Form, a sample of which is attached as Exhibit 1C to the Code of Ethics. Copies of the Securities Transaction Approval Form can be obtained from your market Human Resources department. If the supervisor is seeking approval, he or she must obtain it from his or her supervisor, and such supervisor shall complete and sign the Securities Transaction Approval Form. In either instance, the Approval Form shall be sent to the Secretary no later than the tenth calendar day of the month following the month when the transaction occurs.

                        5. Employees and their managers providing the "line" or "staff" services described in paragraph 4 above are prohibited from purchasing options, on margin trading (borrowing funds to purchase the securities, but not pledging the securities to otherwise secure a loan), day trading (buying or selling the same securities during one calendar day), and short selling (selling the securities at a specified price on a specified date without owning the securities on the trade date) securities issued by their customers (or their parents).

                        6. You may not engage in "front running," which refers to the buying or selling of securities for your own account on the basis of your knowledge of PNC Bank's trading positions or plans.

                        7. You may not engage in "scalping" which refers to the buying or selling of securities for your own account on the basis of knowledge about our customers' trading positions or plans or our own forthcoming research recommendations.

                        8. You may not buy or sell any publicly traded securities of an issuer that PNC Bank has publicly announced its intention to acquire until the completion of the acquisition or the public announcement by PNC Bank that the proposed acquisition agreement has been terminated. Exceptions are permitted, but only upon receipt of the prior approval of the General Counsel.

                        9. Special rules regarding PNC Bank securities:

                        - You are prohibited from purchasing or selling PNC Bank securities beginning on the first day of a calendar quarter until the third business day after PNC Bank's release of its quarterly earnings results. This prohibition includes exercising stock appreciation rights, but it does not include exercising with cash an option on PNC Bank securities issued pursuant to a PNC Bank compensation plan and holding the underlying securities. In addition, all standing purchase and sale orders regarding PNC Bank securities must be canceled prior to the first day of the calendar quarter.

        - You are prohibited from purchasing options on, margin trading (borrowing funds to purchase the securities, but not pledging the securities to otherwise secure a loan), day trading (buying and selling the same securities during one calendar day), and short selling (selling the securities at a specified price on a specified date without owning the securities on the trade date) PNC Bank securities. The receipt of an option grant pursuant to a PNC Bank compensation plan does not constitute the purchase of an option on PNC Bank securities. A cashless exercise of options in accordance with Federal Reserve Board Regulation T, which option is granted pursuant to a PNC Bank compensation plan, does not constitute margin trading for purposes of this rule.

        - Members of PNC Bank Corp.'s senior officer committee (which as of the date of this Policy is the Management Committee), its Board of Directors, and the Board of Directors of PNC Bank, National Association and the senior officers of PNC Bank Corp. and PNC Bank, National Association who are deemed to be "executive officers" of that Bank or PNC Bank Corp. for purposes of Federal Reserve Board Regulation O, must obtain the approval of the General Counsel or designate prior to buying or selling PNC Bank securities.

                10. Upon the approval of the General Counsel or where required by applicable law or regulation, a unit may adopt additional restrictions or limitations governing the personal securities transactions of some or all of the employees of that unit. For example, certain fiduciary units and securities brokerage units have supplemental policies governing the personal securities transactions of employees of these units. Such additional restrictions or limitations may include the pre-clearance approval of securities transactions, the maintenance of a "restricted list" (which contains names of issuers where the unit has highly sensitive inside information about that issuer, the unit may be using an investment recommendation about the issuer to be disseminated to the public, or other similar reason) used in connection with a pre-clearance approval requirement, or the maintenance of an expanded watch list. To the extent a unit adopts such additional restrictions or limitations, the General Counsel may require all units engaged in similar activities under similar circumstances (as determined in the General Counsel's sole discretion) to adopt the additional restrictions or limitations. Such additional restrictions or limitations in existence prior to the effective date of this Policy shall not be subject to this rule unless and until they are amended.


POLICY          An audio tape that includes a summary of the Act and review
PRESENTATION    of this Policy shall be provided to each new employee of PNC
                Bank. Each such employee must listen to this audio tape. If he or she does not have access to an audio cassette player, one shall be made available to such employee by his or her Human
                Resources department. All new employees will be required to certify in writing that they have listened to the audio tape regarding the Act and this Policy, understand this Policy, and will comply with the rules and standards set forth herein.
                Existing employees may from time to time also be required to provide a written certification that they have followed this Policy. Periodically, the rules set forth in this Policy will be reviewed with all employees through meetings, "PNC Bank Today," the "PNC Bank News," or any other means.

AUDITS The General Auditor of PNC Bank shall cause an audit program to be developed and implemented that will test a sample of employees for compliance with this Policy. Each employee subject to such an audit must comply with all the requirements of this audit program. This program shall include a requirement that the sample of employees re-certify that they understand this Policy and have complied with it.

NONCOMPLIANCE   If you fail to comply with this Policy (including the refusal to periodically re-certify compliance with it and refusal to comply with the audit program), you will be subject to disciplinary action which could include termination of employment. In addition, all apparent or suspected violations of criminal laws applicable to PNC Bank's business will be reported to appropriate authorities for prosecution.

                This Policy is not intended to result in the imposition of liability that would not exist in the absence of the Policy.

Drug Abuse Policy Summary

--------------------------------------------------------------------------------

SUMMARY We are committed to promoting and maintaining a drug-free workplace. An employee's illegal use of drugs interferes with effective and safe job performance, which is a matter of company concern. For this reason, it is our policy to prohibit employees from illegally using, possessing, distributing, selling or manufacturing, or being under the illegal influence of drugs while working or while on company property.

                "Drugs" refer to, but are not limited to, controlled substances and any potentially mind-altering chemicals. This includes, but is not limited to, depressants (barbiturates); stimulants (amphetamines); cocaine; narcotics (opiates, such as heroin, morphine and codeine); hallucinogens (PCP, LSD); methadone, marijuana and other cannabinoids; legally obtainable drugs, with prescriptions (Darvon, Valium, Librium); and over-the-counter drugs.

                According to the PNC Bank Drug Abuse Policy, a job applicant who is offered employment must successfully pass a drug screening test as a condition of employment. Failure to pass the test will render the offer null and void. In addition, an employee may be asked to submit to a drug screening test where there is reason to believe that he or she may have violated the Drug Abuse Policy. Further, in the future, drug screening tests may be conducted on those employees whose jobs are of a sensitive nature and whose use of drugs, therefore, would pose a risk to the company or the security or safety of co-workers and the public.

                We have developed procedures and guidelines for determining whether to require an employee to take a drug test. The procedures include possible consultation with designated legal and Human Resources personnel and/or a medical evaluation. Because employees will only be required to take a test when there is reasonable cause to believe that the employee may have violated the Drug Abuse Policy, and after specified procedures have been followed, the employment of an employee who refuses to take a drug test will be terminated.

                All drug screening tests will be conducted by an independent, certified toxicology laboratory, and all test results will be reviewed by an independent Medical Review Officer.

                We have the right to search all company property assigned to employees and personal possessions brought onto company property or premises. The privacy of employees will be preserved to the extent possible.

                Employees who violate the Drug Abuse Policy will be subject to disciplinary action up to and including employment termination.

                Employees are encouraged to seek help with any drug abuse problem and are reminded of the availability of the various corporate benefit programs. Any eligible employee may voluntarily participate in a recognized drug rehabilitation and/or other appropriate counseling program to treat an existing drug use problem provided that he or she has not previously violated the Drug Abuse Policy. In that event admitting to drug use and participating in a drug rehabilitation and/or other appropriate counseling program will not be considered a violation of the Drug Abuse Policy as long as the employee successfully completes the program and agrees to be subject to random drug screening tests for a period of two years and one month following initiation of the program.

                Any employee who participates in a drug rehabilitation and/or counseling program, whether voluntarily or as a result of disciplinary action, will be subject to random drug screening tests for a period of two years and one month following initiation of the program.

                Employees who are convicted in a court of law or plead guilty to the use, possession, manufacture, distribution and/or sale of drugs occurring on company premises are required to notify us in writing within five days of such conviction or plea.

                Notwithstanding the foregoing, management has the right to take whatever disciplinary action it deems advisable, and deny any or all benefits under the Drug Abuse Policy, if such employee has violated any other PNC Bank and/or company policy or procedure.

                Any employee who wishes to review the PNC Bank Drug Abuse Policy should contact his or her market Human Resources representative.

PNC Bank Electronic Media Policy

--------------------------------------------------------------------------------

INTRODUCTION    PNC Bank ("PNC") employees may have access to and use one or more forms of electronic media, for example, e-mail products such as OfficeVision and Lotus Notes, online services, the Internet, the World Wide Web, PNC Intranet, and electronic devices such as cellular phones and facsimile machines. PNC encourages proper use of these media because they make communication more efficient and effective and because they are valuable sources of information.

                The purpose of this Electronic Media Policy ("Policy") is to summarize key elements of what constitutes the proper use of electronic media by PNC employees. The Policy applies to your use of all electronic media and services when:

                        -       accessed on, or from, company premises;
                        - accessed using company computers, facsimile machines or other equipment;
                        - using PNC's leased or purchased services (e.g., the PNC corporate network, the company's Internet connection or external service providers); or
                        - the media is used in a manner that identifies the employee with PNC Bank (e.g., you join a chat room or publish a comment on the Internet referencing PNC).

                You should be aware that the Policy applies even when using your own personal computer, cellular phone or other resources, if one of the above factors applies.

                This Policy is part of the PNC Bank Code of Ethics. Other PNC policies and procedures may also be applicable and should be considered.

ELECTRONIC
MEDIA:          Electronic media and services are resources provided by the
COMPANY         company to facilitate company-related business. Employees need
PROPERTY        to demonstrate a sense of responsibility and good judgment,
AND BUSINESS    just as with any company resource.
USE

                        - You may not create, scan, fax, download, copy, or send articles, jokes, stories, chain letters and other similar items of personal interest to another employee, person or entity.

                        - You may not use e-mail products for any purpose unrelated to performance of your job duties, such as to sell raffle tickets or tickets to personal dinner events, unless directed by your supervisor or manager. Solicitations are governed by PNC's solicitation policy
                                (Section 2.09.4, Code of Ethics).

                        - You may never use electronic (or any other) media to communicate offensive, harassing, pornographic or other inappropriate material.

                Should you have questions on what is appropriate business use of electronic media, please contact your supervisor, your Human Resources representative or any other Key Contact as set forth in the Addendum to PNC's Code of Ethics.

SOFTWARE AND    Only software developed, owned or licensed by PNC Bank may
COPYRIGHTS      be installed on PNC computing resources and used for the purpose of promoting PNC's business. All employees are required to comply with software copyright laws and licensing agreements.
                Unauthorized duplication of licensed software and documentation is strictly prohibited.


ELECTRONIC      PNC Bank does not guarantee the privacy of communications
MEDIA           transmitted over company established electronic media links.
PRIVACY         You should assume such communications are not private, and you should observe the Confidentiality section of the PNC Bank Code of Ethics (Section 2.01). Especially with cellular phones, you should assume that a third party may have the opportunity to overhear your conversation. Your use of electronic media, and the content of your communications, is subject to monitoring by PNC for operational, maintenance, security, business, legal or regulatory reasons.


SYSTEM          PNC policies regarding system security are set forth in PNC's
SECURITY        Information Security Policy Manual; detailed Internet security controls and design requirements are provided at Section 1100, No. 1104 Important considerations you should be aware of:

                        - Any business requirement resulting in file transfers over the Internet must be approved by your cost center manager. All files downloaded from the internet must be from "known" reliable sources and must be scanned with PNC Bank standard anti-virus software.

                        - You may not use the Internet to communicate sensitive or confidential information unless management approved encryption standards are implemented. The Confidentiality section of the Code of Ethics (Section 2.01) should be observed in any communications using electronic media.

                        - Access to the Internet from company resources (i.e., from PNC equipment or through PNC employees) must be provided through secured corporate gateways, approved, and configured in accordance with PNC Information Technology Services standards. Passwords maintained on Internet-based systems must be different from passwords used on PNC Bank systems.

                        - Certain Internet browsers and other similar technologies which are used to access World Wide Web-based resources and services, include the ability to store information locally in files that can be retained for an indefinite period. Browsers must be configured to ensure that any "temporary" information used during online sessions is not permanently stored on local user computers.

                You should also be aware that the network services and World Wide Web sites can identify individuals and companies accessing their services, and can and do monitor access and usage.

                Questions regarding any Information Security policy can be directed to the Information Security Hotline at 1-800-289-1732.

PNC PRODUCTS    Products and services provided by PNC, regardless of the media
AND SERVICES:   used, are subject to a variety of legal and regulatory
PUBLIC          restrictions applicable to such matters as advertising, product
RELATIONS AND   availability, costs and fees, and disclosures and descriptions.
CUSTOMER        Existing guidelines regarding product functions and features
INTERACTION     need to be complied with by all employees. The policies and procedures that govern employee behavior regarding customer contact are applicable to all interactions via electronic media.

                        - Employees should not use their status as PNC employees to set forth opinions, comments or information that may be contrary to PNC's interests. Therefore, participation in on-line chat rooms and publication of information involving PNC must be conducted with care. You may not use company resources to create your own personal Web site.

                        - Any negative or misleading information found on electronic media concerning PNC Bank should be referred to Public Relations immediately. Individual employees should not respond to such items.

                        - The standards for the Internet apply the same basic, corporate identity standards as those used in print which meet the objectives of visual clarity and consistency.

                        - Lines of business creating a PNC Intranet must observe corporate standards, including those defined for the PNC logo.

                The Public Relations Department should be consulted if you have any questions.


ENFORCEMENT     In today's business environment, electronically distributed information can be transmitted much more quickly than in the past, so it is important to use caution and abide by the above principles in all stages of the use of electronic media.

                Any employee found to be abusing the privilege of company-facilitated access to electronic media or services is subject to disciplinary action, which may include termination of employment. Please speak to your supervisor or manager if you have any questions or contact the resources identified above. You may also use your Key Contacts and Reference Guide in your Code of Ethics Addendum to help you reach the appropriate person at PNC to assist you.

Key Contacts and Reference Guide

--------------------------------------------------------------------------------

Under the PNC Bank Code of Ethics, the Reporting Procedures outlined in the Code provide a number of individuals to contact to assist you regarding notifications, prior approvals, report a potential Code violation or a concern, or any questions regarding the Code. The Key Contacts and Reference Guide lists those persons you will be dealing with most frequently regarding Code matters and how to contact them, as well as resource materials and how to obtain them. You are encouraged to call anyone with whom you feel comfortable.

KEY CONTACTS - (For the latest Key Contacts list you may also check BB CORPNEWS on OfficeVision)


-----------------------------------------------------------------------------------------------------------------------------------
MARKET                                      NAME                        PHONE                      FAX             MAIL STOP
-----------------------------------------------------------------------------------------------------------------------------------
MARKET HUMAN RESOURCES REPRESENTATIVES

BlackRock                               Danielle O'Hare             (212) 754-5551          (212) 754-8762      XX-R345-29-1

Cincinnati/Louisville/Lafayette         Jerry Seelbach              (502) 581-2266          (502) 581-2503      K1-KHDQ-08-1

PNC Mortgage                            Kathy O'Brien               (847) 549-3153          (847) 549-2568      S1-S075-01-4

PNC Bank, New England                   Kathy Karazia               (617) 443-6440          (617) 443-6430      XX-TTMC-16-1

Phila/New Jersey/Delaware/              Anne Marlowe                (215) 585-5831          (215) 585-6204      F5-F012-08-8
Central and Northeast PA                Peggy Glaser                (215) 585-6606          (215) 585-8884      F5-F012-08-2

Pittsburgh/Northwest PA/FL              Jayne Poydence              (412) 762-8446          (412) 762-2256      P2-PTPP-02-1
-----------------------------------------------------------------------------------------------------------------------------------
SECURITY SERVICES
-----------------------------------------------------------------------------------------------------------------------------------
PNC Bank Helpline:   1-800-937-4445 When calling, select option #2 (Security Services), then select #4
                     (Incident Reporting)
-----------------------------------------------------------------------------------------------------------------------------------
                                        John P. Ericksen            (412) 762-7761          (412) 762-0726      P2-PTPP-06-1
                                        Director, Corporate
                                        Security Services
-----------------------------------------------------------------------------------------------------------------------------------
DIRECTOR OF COMPLIANCE
-----------------------------------------------------------------------------------------------------------------------------------
For Any Matter Under the Code
-----------------------------------------------------------------------------------------------------------------------------------
                                        Eva T. Blum                 (412) 762-2748          (412) 762-8705      P1-POPP-22-2
                                        Director, Compliance
                                        & Administrator
                                        of the Code
-----------------------------------------------------------------------------------------------------------------------------------
                                        Christine E. Carnavos       (412) 762-6031          (412) 762-8705      P1-POPP-22-2
                                        Chief Compliance
                                        Officer
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL COUNSEL
-----------------------------------------------------------------------------------------------------------------------------------
For Any Matter Under the Code
-----------------------------------------------------------------------------------------------------------------------------------
                                        Helen P. Pudlin             (412) 762-7987         (412) 762-5920       P1-POPP-21-1
                                        General Counsel             (215) 585-5174         (215) 585-8564       F5-F012-2-7

===================================================================================================================================

REFERENCE GUIDE

PNC BANK CODE OF ETHICS FORMS

All Code Forms are available from your market Human Resources Department. Sample copies of the Forms are attached as Exhibit 1 to the Code.


===================================================================================================================================
FORM                                                    DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
Notification/Approval Form              This Form is used to provide notification or obtain approval under the Code. You should follow the instructions on the reverse side. Matters which require notification or prior approval are summarized in
                                        Section 1.02 of the Code.
-----------------------------------------------------------------------------------------------------------------------------------
Security Transaction Report Form        This Form is used to report security activity transactions in accordance with the
                                        PNC Bank Insider Trading Policy, attached as Exhibit 2 to the Code.
-----------------------------------------------------------------------------------------------------------------------------------
Security Transactions Approval Form     This Form is used to obtain prior approval for certain security transactions in accordance with the PNC Bank Insider Trading Policy, attached as Exhibit 2 to the Code.
===================================================================================================================================

HOW TO OBTAIN COMPANY, LINE OF BUSINESS OR DEPARTMENT POLICIES

References to company, line of business or department policies are made throughout the Code. The person from whom you may obtain the policy or ask questions is referenced below.


===================================================================================================================================
POLICY                                          CODE SECTION/                    CONTACT PERSON
                                                  EXHIBIT
-----------------------------------------------------------------------------------------------------------------------------------
Bank Secrecy Act Policy                         Section 2.16                    Market Chief Compliance Officer
                                                                                or BSA Compliance Officer
-----------------------------------------------------------------------------------------------------------------------------------
Community Reinvestment Act/Fair                 Section 2.17                    Market Chief Compliance Officer or CRA Officer
Lending Compliance Statements
-----------------------------------------------------------------------------------------------------------------------------------
Drug Abuse Policy                               Section 2.09.1                  Market Human Resources Representative
-----------------------------------------------------------------------------------------------------------------------------------
Employee Expense Reimbursement Guide            Section 2.09.3                  Market Human Resources Representative
-----------------------------------------------------------------------------------------------------------------------------------
Equal Employment Opportunity Policy             Section 2.06.1                  Market Human Resources Representative
-----------------------------------------------------------------------------------------------------------------------------------
Information Security Policy Manual              Section 2.01                    Information Security,
                                                                                1-800-937-4445 (Select Option #2,#1)
-----------------------------------------------------------------------------------------------------------------------------------
Insider Trading Policy                          Exhibit 2                       Market Chief Compliance Officer
-----------------------------------------------------------------------------------------------------------------------------------
   - Brokerage Personal Securities                                              Manager, Securities Compliance,
     Trading Policy                             Section 2.02                    412-768-5212
-----------------------------------------------------------------------------------------------------------------------------------
   - Asset Management/Trust
     Personal Securities Trading Policy         Section 2.02                    Director, Asset Management and
                                                                                Fiduciary Compliance, 215-585-5544

-----------------------------------------------------------------------------------------------------------------------------------
Lobbying Policy                                 Section 2.11                    Director of Compliance or Corporate Secretary
-----------------------------------------------------------------------------------------------------------------------------------
MSRB Rule G-37 Policy                           Section 2.10                    Manager, Securities Compliance, 412-768-5212
-----------------------------------------------------------------------------------------------------------------------------------
Outside Directors/Officers Policy               Section 2.05.9B                 Director of Compliance
-----------------------------------------------------------------------------------------------------------------------------------
Product Tying Restrictions                      Section 2.07                    Market Chief Compliance Officer
-----------------------------------------------------------------------------------------------------------------------------------
Record Retention Policy                         Section 2.14                    Corporate Records Coordinator,
                                                                                412-762-2614
-----------------------------------------------------------------------------------------------------------------------------------
Regulation O Policy                             Section 2.05.12                 Market Chief Compliance Officer
===================================================================================================================================